UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: March 16, 2016

COMMERCE UNION BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2016, Commerce Union Bancshares, Inc. (the “Company”) announced the appointment of Wallace E. (Eddie) Gammon, Jr. as Executive Vice President and Director of Operations for Reliant Bank, the Company’s wholly owned subsidiary (the “Bank”). On March 22, 2016, Mr. Gammon executed an employment agreement with the Bank, which is attached as Exhibit 10.1 hereto. The term of the employment agreement is for a period of one year and will automatically renew for additional one year terms unless earlier terminated by either party. Mr. Gammon will receive a base salary of $150,000, a cell phone allowance, paid vacation, and other benefits offered to similarly situated Bank employees; he will also be eligible for annual bonuses. In the event of termination by the Bank without cause or by Mr. Gammon with cause, Mr. Gammon will be entitled to a severance payment equal to his salary and health care premiums in effect at the time of the termination for 12 months. If the Bank terminates Mr. Gammon’s employment within 12 months of a change of control without cause or if Mr. Gammon terminates his employment within 12 months of a change of control for cause, Mr. Gammon will be entitled to one year’s annual base salary payable in a lump sum plus the continuation of health insurance benefits for a period of the year. The agreement also includes non-competition and non-solicitation covenants effective for a period of 12 months after the termination of the employment agreement. A description of Mr. Gammon’s previous experience is below:

Mr. Gammon, age 58, is a Certified Treasury Professional. A graduate of the University of New Orleans with a BS in Management, he started his banking career at Whitney Bank in New Orleans. He later served in senior management roles at Iberiabank (Lafayette, LA), Home Bank (Lafayette, LA) and most recently at Avenue Bank (Nashville, TN) where he served as Senior Vice President – Director of Deposit Operations. He is also a member of the Association of Financial Professionals.

In connection with his appointment, Mr. Gammon also executed an incentive stock option agreement with the Company. The agreement provides Mr. Gammon with the option to purchase 10,000 shares of Company common stock at $14.70 per share, which options shall vest in five equal annual installments beginning on March 16, 2017, such that the options shall be fully vested after five years of continuous employment. The options shall expire on March 16, 2026. In the event of a change of control, as defined in the incentive stock option agreement, the option shall immediately vest as to any option shares that have not previously vested.

The foregoing summaries are qualified in their entirety by reference to the full text of the employment agreement and the incentive stock option agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this report and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Reliant Bank and Wallace E. Gammon, Jr. dated March 22, 2016.

10.2	Incentive Stock Option Agreement by and between Commerce Union Bancshares, Inc. and Wallace E. Gammon, Jr. dated March 16, 2016.

99.1	Press Released dated March 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE UNION BANCSHARES, INC.
Date: March 22, 2016
/s/ William R. DeBerry
William R. DeBerry
Chief Executive Officer